                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                     Peoples Heritage Financial Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                     Peoples Heritage Financial Group, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to
      Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                 [PEOPLES HERITAGE FINANCIAL GROUP, INC. LOGO]

                                                                  March 22, 2000

Dear Stockholder:

     On behalf of the Board of Directors I cordially invite you to attend the Annual Meeting of Stockholders of Peoples Heritage Financial Group, Inc., which will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 25, 2000 at 10:30 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     I also wish to remind you that upon the planned merger of Banknorth Group, Inc. with and into Peoples Heritage Financial Group, Inc. that our name will be changed to "Banknorth Group, Inc." In addition, our trading symbol on the Nasdaq Stock Market will be changed from "PHBK" to "BKNG".

     Your continued support of and interest in Peoples Heritage Financial Group, Inc. are sincerely appreciated.

                                          Sincerely yours,

                                          /s/ William J. Ryan

                                          William J. Ryan
                                          Chairman, President and
                                            Chief Executive Officer

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 P.O. BOX 9540
                              ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207)761-8500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Peoples Heritage Financial Group, Inc. (the "Company") will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 25, 2000 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

          1. To elect five Directors for a three-year term and in each case until their successors are elected and qualified;

          2. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 200,000,000 to 400,000,000;

          3. To amend the Amended and Restated 1995 Stock Option Plan for Non-employee Directors to authorize the issuance of up to an additional 530,000 shares of Common Stock thereunder;

          4. To ratify the appointment of KPMG LLP as the Company's independent auditors for 2000; and

          5. To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 20, 2000 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                          By Order of the Board of Directors

                                          /s/ Carol L. Mitchell, Esq.

                                          Carol L. Mitchell, Esq.
                                          Executive Vice President, General
                                          Counsel,
                                            Secretary and Clerk

Portland, Maine
March 22, 2000

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to stockholders of Peoples Heritage Financial Group, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the Annual Meeting of Stockholders of the Company to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 25, 2000 at 10:30 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders (the "Annual Meeting"). This Proxy Statement is first being mailed to stockholders on or about March 22, 2000.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "For" the nominees for Director described herein, "For" each of the other proposals described herein and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Clerk of the Company written notice thereof (Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, Peoples Heritage Financial Group, Inc., P.O. Box 9540, One Portland Square, Portland, Maine 04112-9540); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Clerk notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only stockholders of record at the close of business on March 20, 2000 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 101,333,614 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.

     The persons receiving the greatest number of votes of the Common Stock up to the number of Directors to be elected, shall be elected as Directors of the Company. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for approval of the proposal to (i) amend the Restated Articles of Incorporation of the Company (the "Articles of Incorporation") to increase the number of shares of authorized Common Stock from 200,000,000 to 400,000,000 and (ii) amend the Amended and Restated 1995 Stock Option Plan for Non-employee Directors (the "1995 Plan") to authorize the issuance of up to an additional 530,000 shares of Common Stock thereunder. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to ratify the appointment of KPMG LLP ("KPMG") as the Company's independent auditors for 2000 and to approve any other matter properly submitted to the stockholders for their consideration at the Annual Meeting.

     With regard to the election of Directors, stockholders may vote in favor of or withhold authority to vote for one or more nominees for Director. Votes that are withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals. Because the proposals to amend the Articles of Incorporation and the 1995 Plan require the approval of the holders of a majority of all outstanding shares of Common Stock, an abstention on either proposal will have the same effect as a vote against such proposal. Abstentions will not be counted in determining the votes cast in connection with the proposal to ratify the Company's auditors and thus will have no effect on such proposal. All of the proposals of the Company described herein are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the Annual Meeting. Accordingly, no proposal will be subject to broker "non-votes".

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of Directors is to be elected annually. A resolution of the Board of Directors adopted pursuant to the Company's Articles of Incorporation has established the number of Directors at 15.

     Each of the five Directors up for election at the Annual Meeting currently is a Director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a Director at the Annual Meeting, and no Director is related to any other Director or executive officer of the Company or of any of its subsidiaries by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as Director if elected.

     The following table presents information concerning the nominees for Director and the Directors whose terms continue, including each such person's tenure as a Director of the Company or its subsidiaries. Where applicable, service as a Director includes service as a Director of the Company's banking subsidiaries -- Peoples Heritage Bank, Bank of New Hampshire, Family Bank, FSB and Glastonbury Bank and Trust -- and their respective predecessors.

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2003

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
Gary G. Bahre                    36    Director of the Company since 1999; President and        1999
                                       CEO of Loudon International Speedway; Owner of
                                       numerous shopping centers and apartment buildings
                                       throughout New England.
David D. Hindle                  60    Director of the Company; Chairman of the Board of        1999
                                       Family Bank since 1995 and former President and
                                       Chief Executive Officer of Family Bank; Director
                                       of the George C. Wadleigh Charitable Foundation;
                                       Chairman of Fundraising for Rebuilding Lives
                                       Campaign, Emmaus, Inc.; President, Northeast
                                       Friends, Polycystic Kidney Research Foundation.
Malcolm W. Philbrook, Jr.        66    Director of the Company; Director of Peoples             1976
                                       Heritage Bank since 1976 and Chairman of the Board
                                       of Directors of Peoples Heritage Bank; attorney
                                       and President of the law firm of Crockett,
                                       Philbrook & Crouch, P.A., Auburn, Maine; Director
                                       of the Lewiston/Auburn YMCA; Director, Patrons
                                       Mutual Insurance Co.; President and Trustee,
                                       Winter Foundation.

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
Paul R. Shea                     68    Director of the Company; Director of Bank of New         1996
                                       Hampshire; Chief Executive Officer and President
                                       of Bank of New Hampshire from 1991 until its
                                       acquisition by the Company in 1996; Director of
                                       New Hampshire Bankers Association; Director of the
                                       New Hampshire Business and Industry Association;
                                       Director of the New Hampshire Business Committee
                                       for the Arts; Director of New Hampshire Health
                                       Foundation; Chairman of Manchester Intown
                                       Management, Inc.; and Member, Governmental
                                       Relations Council of the American Bankers
                                       Association.
John E. Veasey                   70    Director of the Company; Director of Family Bank;        1997
                                       Owner and President of Cedardale Athletic Club, a
                                       fitness and racquet sport facility in Haverhill,
                                       Massachusetts; Trustee, Haverhill Public Library;
                                       Director of Greater Haverhill Chamber of Commerce;
                                       Member, Haverhill Rotary and Haverhill Monday
                                       Evening Club; and Member, International
                                       Health-Racquet Association.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY
                VOTE "FOR" APPROVAL OF THE NOMINEES FOR DIRECTOR

                   MEMBERS OF THE BOARD CONTINUING IN OFFICE

                     DIRECTORS WITH TERMS EXPIRING IN 2001

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
Katherine M. Greenleaf           51    Director of the Company; Director of Peoples             1991
                                       Heritage Bank from 1981 to 1991; Senior Vice
                                       President, Wright Express from 1999 to present;
                                       President, Greenleaf Consulting Group, 1997 to
                                       1999; Senior Director, Ben & Jerry's Ice Cream,
                                       from 1996 to 1997; Vice President of The Limited
                                       Stores from 1993 to 1995; Senior Vice President of
                                       Hannaford Bros., Inc. from 1985 to 1993; former
                                       Vice President of UNUM, from 1973 to 1985;
                                       admitted to practice law before the Maine and
                                       Massachusetts Bars; Director, Martin's Point
                                       Healthcare; and Director, Gulf of Maine Aquarium
                                       Corporation.
Dana S. Levenson                 46    Director of the Company; Director of Bank of New         1995
                                       Hampshire or its predecessor since 1993;
                                       Principal, The Levenson Group from 1997 to
                                       present; President of Ann Ellen Enterprises, Inc.,
                                       a 35-store specialty retail operation from 1981 to
                                       1996; President of Quatro Realty Corporation;
                                       member of Portsmouth Rotary Club since 1977;
                                       Treasurer, Dartmouth Club of the Seacoast; and
                                       member, Portsmouth Children's Museum Advisory
                                       Board.

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
John M. Naughton                 63    Director of the Company; former Chairman of the          1999
                                       Board and Director of SIS Bancorp, Inc. from 1990
                                       to its acquisition by the Company in 1999; retired
                                       Executive Vice President of Massachusetts Mutual
                                       Life Insurance Company; Trustee, University of
                                       Massachusetts; Trustee, American International
                                       College; Member, Finance Committee of Bay State
                                       Health Systems; former Vice Chairman of Bay State
                                       Medical Center; former Director of Oppenheimer
                                       Management Corp.; former Director of David L.
                                       Babson, Inc.; former Director of Automatic
                                       Business Centers; and former Chairman of U.S.
                                       Department of Labor ERISA Advisory Council.
Pamela P. Plumb                  56    Director of the Company; Vice Chairman of the            1979
                                       Company since 1990; former Vice Chairman and
                                       Director of Peoples Heritage Bank; President,
                                       Pamela Plumb & Associates from April 1991 to
                                       present; President of the Board of the Childrens'
                                       Museum of Maine; member of Advisory Board of
                                       Greater Portland Landmarks, Inc.; Co-Chair,
                                       Campaign for Greater Portland Cares; former Mayor
                                       and member of the City Council of the City of
                                       Portland, Maine; and former Board member and past-
                                       President of the National League of Cities.
Seth A. Resnicoff                63    Director of the Company; former Director of CFX          1998
                                       Corporation until its merger into the Company in
                                       1998; former Director of Concord Savings Bank;
                                       President, Concord Surgical Associates, P.A. and
                                       surgeon from 1974 to present; Chairman of the
                                       Board and President of Strategic Healthcare;
                                       Adjutant Assistant Professor of Surgery, Dartmouth
                                       Medical School; and Trustee of both Derryfield
                                       School and Camp Mayhew.

                     DIRECTORS WITH TERMS EXPIRING IN 2002

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
P. Kevin Condron                 54    Director of the Company; Director of Family Bank;        1998
                                       former Chairman of Safety Fund National Bank and
                                       former Director of CFX Corporation until their
                                       acquisition by the Company in 1998; President and
                                       Chief Executive Officer of The Granite Group LLC;
                                       Chairman of the Board, Worcester Business
                                       Development Corp.; former Chairman, Worcester
                                       Redevelopment Authority; former Chairman,
                                       Worcester Area Chamber of Commerce; Clerk of
                                       Greater Worcester Community Foundation; Trustee,
                                       Allmerica Investment Trust and Allmerica
                                       Securities Trust; and Trustee, College of the Holy
                                       Cross.

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
Douglas S. Hatfield              64    Director of the Company and Director of CFX              1998
                                       Corporation from 1988 until its merger into the
                                       Company in 1998; President and Treasurer of
                                       Hatfield, Moran & Barry, P.A.; Justice of the
                                       Hillsborough District Court since 1969; Member,
                                       the New Hampshire Bar and former Governor at Large
                                       of the Board of Governors of the same; Member,
                                       past Director and past President of New Hampshire
                                       Estate Planning Council; past Chairman of New
                                       Hampshire Bar Committees on Unauthorized Practice
                                       of Law and Economics of the Practice of Law;
                                       lecturer at various New Hampshire Bar Association
                                       continuing legal education programs; Member,
                                       National Association of School Councils; President
                                       of New Hampshire Council of School Attorneys;
                                       Member of Board of Governors and past President of
                                       New Hampshire Judges Association; Trustee and past
                                       President and Chairman of New Hampshire Conference
                                       of the United Church of Christ and elected
                                       Executive Council of General Synod; past President
                                       of Hillsborough Chamber of Commerce; past Master
                                       of Harmony Lodge F. & A.M.; and past Chairman of
                                       Hillsborough Planning Board.
Philip A. Mason                  57    Director of the Company and Director of CFX              1998
                                       Corporation from 1982 until its merger into the
                                       Company in 1998; co-founder and partner of the law
                                       firm of Mason & Martin, L.L.P.; Member,
                                       Massachusetts, District of Columbia and Supreme
                                       Court Bars; Member, Administrative Board, Fund for
                                       Charitable Giving, PNC Bank; Director, Bournewood
                                       Hospital; Member, Board of Trustees of Nantucket
                                       Antheneum; Chairman of the Board, Willow Hill
                                       School; former Member, Board of Trustees of
                                       Northfield Mount Hermon School; former Corporator,
                                       Children's Museum of Boston; former Overseer of
                                       the University of the Virgin Islands; former
                                       Member, Board of Directors of National Grange
                                       Mutual Insurance Company; former Member, Board of
                                       Directors of Jacor Communications Inc.; and former
                                       Member, Committee on Professional Ethics of the
                                       Massachusetts Bar Association.

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
William J. Ryan                  56    Chairman, President and Chief Executive Officer of       1989
                                       the Company; Director and former President and
                                       Chief Executive Officer of Peoples Heritage Bank;
                                       prior to joining the Company and Peoples Heritage
                                       Bank in July 1989, held various positions with
                                       banking subsidiaries of Bank of New England
                                       Corporation, including President and Chief
                                       Executive Officer of Bank of New England North,
                                       Lowell, Massachusetts from January 1989 to July
                                       1989 and an Executive Vice President of Bank of
                                       New England, Boston, Massachusetts from July 1986
                                       to January 1989 and President and Chief Executive
                                       Officer of Bank of New England Bay State,
                                       Lawrence, Massachusetts from January 1985 to June
                                       1986; Director, New England Student Loan
                                       Association; Director, Blue Cross/Blue Shield of
                                       Maine and member of its Finance Committee;
                                       Director, Central Maine Power Company; and Member,
                                       Board of Trustees, New England Banking Institute.
Curtis M. Scribner               62    Director of the Company; Director of Peoples             1977
                                       Heritage Bank; Director of Morse Payson & Noyes,
                                       the Company's insurance brokerage subsidiary;
                                       Principal of C.M. Scribner & Co., a real estate
                                       holding company; past president of J.B. Brown &
                                       Son, a real estate management and development
                                       company; past Chairman and current Corporator of
                                       Hurricane Island Outward Bound; Director, Maine
                                       Community Foundation; Trustee, Maine Life Care
                                       Retirement Community, Inc.; Director of the Rufus
                                       Deering Co.; Member, Maine Committee of Newcomen
                                       Society; Corporator, Maine Medical Center; and
                                       Honorary Trustee, North Yarmouth Academy.

STOCKHOLDER NOMINATIONS

     Article III, Section 4 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by the Board, to be made at a meeting of stockholders called for the election of Directors, and only by a stockholder who has complied with the notice provisions in that section. Written notice of a stockholder nomination must be given either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Company not later than (i) 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission"); and (e) the consent of each nominee to serve as a Director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any stockholder nominations for Director in connection with the Annual Meeting.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Regular meetings of the Board of Directors of the Company are held six times per year. The Board of Directors of the Company held a total of sixteen regular and special meetings during 1999. In addition, there were meetings during 1999 of the Executive, Governance and Nominating, Human Resources, Asset Review and Audit Committees of the Board of Directors. No Director of the Company attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held while he or she was a member of the Board during 1999 and the total number of meetings held by all committees thereof during the period which he or she served on such committees during 1999, except for Pamela Plumb, who attended 70% of all such meetings.

     The Board of Directors of the Company has established various committees, including Executive, Asset Review, Audit, Human Resources, Risk Management, and Governance and Nominating Committees. The Asset Review Committee has been established to provide direct involvement of the Board of Directors in asset quality and credit risk management issues of the Company. The Risk Management Committee has been established to provide direct involvement of the Board of Directors in asset and liability management, interest rate and investment risk and other identified risks facing the Company. A brief description of the Audit, Human Resources and Governance and Nominating Committees is set forth below.

     The Audit Committee receives and reviews internal and independent auditors' reports and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, the members of this committee are Directors Veasey (Chairman), Greenleaf, Mason, Philbrook and Scribner. The Audit Committee met four times in 1999.

     The Human Resources Committee has been delegated authority to handle certain personnel and compensation matters for the Company. Currently, the members of this committee are Directors Levenson (Chairman), Hatfield, Naughton, Philbrook, Plumb and Shea. The Human Resources Committee met five times in 1999.

     The Governance and Nominating Committee evaluates and makes recommendations to the Board of Directors for the election of Directors. Currently, the members of this committee are Directors Greenleaf (Chairman), Hindle, Mason, Plumb, Scribner, Shea and Ryan. The Governance and Nominating Committee met three times during 1999.

COMPENSATION OF DIRECTORS

     Fees. Directors of the Company, other than those Directors who are employed by the Company or its subsidiaries, are paid an annual retainer of $17,250, $4,000 of which is in the form of restricted stock under the Company's Restricted Stock Plan for Non-Employee Directors ("Restricted Stock Plan"), described below. In addition, Directors, other than those who are employed by the Company or its subsidiaries, annually receive an option to purchase 2,000 shares of Common Stock under the 1995 Plan described below. All non-employee Directors also receive $750 for attendance at each meeting of the Board of Directors of the Company or any of its committees and reimbursement for travel time in excess of one hour at a rate of $25 per hour per meeting, up to a maximum of six hours. Directors who serve as Chairs of the various Board Committees are paid an additional annual retainer of $2,000.

     Restricted Stock Plan for Non-Employee Directors. In 1990, the Board of Directors and stockholders of the Company adopted the Restricted Stock Plan, pursuant to which a portion of the compensation of the non-employee Directors of the Company is paid in shares of Common Stock. Pursuant to the Restricted Stock Plan, $4,000 of the amount of the annual fee payable to each non-employee Director for service on the Board of Directors of the Company is payable solely in shares of Common Stock. Such fees are payable in one annual installment on the first day of July in each calendar year for service on the Board of Directors of the Company and any committee thereof in the first six months of such calendar year. The number of shares of Common Stock to be issued to each non-employee Director on each payment date is determined by dividing such annual installment by the fair market value of such shares, which is defined in the Restricted Stock Plan to mean the closing price of the Common Stock on the last trading day preceding the relevant payment date, as reported in The Wall Street Journal.

     During any calendar year, the Board of Directors of the Company may elect to decrease the amount of the annual fee payable pursuant to the Restricted Stock Plan in the form of shares of Common Stock to each non-employee Director for service on the Board of Directors of the Company and/or any committee thereof during the succeeding calendar year or to increase the amount of such annual fee payable in the form of shares of Common Stock to a dollar amount which does not exceed $10,000.

     The holders of shares of Common Stock acquired pursuant to the Restricted Stock Plan are entitled to all distributions made with respect thereto and all voting rights associated therewith. The shares of Common Stock issued under the Restricted Stock Plan may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation), however, except that such restrictions shall lapse upon (a) death of the non-employee Director; (b) disability of the non-employee Director preventing continued service on the Board of Directors of the Company; (c) retirement of the non-employee Director from service as a Director of the Company in accordance with the Company's policy on retirement of non-employee Directors then in effect; (d) termination of service as a Director with the consent of a majority of the members of the Board of Directors of the Company, other than the non-employee Director; or (e) a Change in Control, as defined in the Restricted Stock Plan. If a non-employee Director ceases to be a Director of the Company for any other reason, the shares of Common Stock issued to such Director pursuant to the Restricted Stock Plan shall be forfeited and revert to the Company. Certificates evidencing the shares of Common Stock issued to non-employee Directors pursuant to the Restricted Stock Plan contain a restrictive legend which notes the foregoing restrictions on transfer.

     In 1999, 212 shares of Common Stock were issued pursuant to the Restricted Stock Plan to each non-employee Director of the Company.

     Directors' Stock Option Plan. In 1995 and 1997, the Board of Directors and the stockholders of the Company adopted and amended the 1995 Plan, respectively. The 1995 Plan authorizes the grant of stock options to non-employee Directors of the Company at such times and in such amounts as may be determined by the Board of Directors of the Company or a committee thereof. The exercise price per share for each option granted under the 1995 Plan shall be the fair market value per share of the Common Stock on the day the option is granted.

     In 1999, options to purchase 2,000 shares of Common Stock were granted pursuant to the 1995 Plan to each non-employee Director of the Company.

     Directors' Deferred Compensation Plan. The Company maintains a Directors' Deferred Compensation Plan which allows Directors of the Company and its subsidiaries to defer all or any portion of the fees received from the Company or its subsidiaries. Benefits are payable upon the date elected by the Directors for the distribution in a lump sum or in equal annual installments over a period not to exceed ten years, and a Director may elect annually to have the amounts deferred treated as if they were invested in a money market account, a mutual fund selected by the administering committee or in Common Stock. During 1999, Director Levenson elected to defer certain of his compensation pursuant to the Directors' Deferred Compensation Plan.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided with respect to each person who currently serves as an executive officer of the Company but does not serve on the Company's Board of Directors. Except as set forth below, there are no arrangements or understandings between the Company and any such person pursuant to which such person has been elected an officer, and no such officer is related to any Director or other officer of the Company by blood, marriage or adoption.

     Peter J. Verrill, 51, is Chief Operating Officer and Chief Financial Officer of the Company and was initially elected as Chief Operating Officer in January 1996. From 1988 through December 1995, Mr. Verrill served as Executive Vice President and Treasurer of the Company and as its Chief Financial Officer. Previously, Mr. Verrill served as Senior Vice President and Treasurer of Peoples Heritage Bank from February 1985 through January 1988, and as Executive Vice President, Chief Financial Officer and Treasurer of Peoples Heritage Bank from February 1988 through December 1995. Mr. Verrill, who is a certified public accountant, was Senior Vice President, Finance of a predecessor of Peoples Heritage Bank from 1982 to 1985. Mr. Verrill also is a Director of United Way of Greater Portland, as well as a member of its Executive Committee and Chairman of its Finance Committee. Mr. Verrill is a director of Associated Grocers of Maine, Inc. and a director of TrainRiders Northeast. Mr. Verrill is a member of the American Institute of Certified Public Accountants and the Maine Society of Public Accountants.

     R. Scott Bacon, 46, was elected Executive Vice President of the Company effective January 1, 1997. From July 1, 1997 to the present, Mr. Bacon has served as President and Chief Executive Officer of Bank of New Hampshire. Previously, Mr. Bacon served as President and Chief Executive Officer of Bank of New Hampshire-Portsmouth from April 1987 through September 1991, and as Executive Vice President and Senior Loan Officer of Bank of New Hampshire from October 1991 through June 1996, and as Executive Vice President and Chief Operating Officer of Bank of New Hampshire from July 1996 to March 1997. Mr. Bacon is a Director of the Manchester United Way, a Director of the New Hampshire Bankers Association, a Director of the Business & Industry Association of New Hampshire and a Director of the New Hampshire Humanities council, and serves on the Board of Governors of New Hampshire Public Television. Mr. Bacon also is a member of Robert Morris Associates, a professional association of lending and credit risk professionals.

     Christopher W. Bramley, 58, was elected President and Chief Executive Officer of Family Bank and Executive Vice President of the Company in January 1999. From May through December 1998, Mr. Bramley served as President and Chief Operating Officer of Family Bank. Previously, he was President and Chief Executive Officer of Safety Fund National Bank from February 1994 through April 1998. Prior to his tenure at Safety Fund National Bank, Mr. Bramley's banking career included over 29 years of service in various capacities at Worcester County National Bank/Shawmut Bank. Mr. Bramley is Area Vice President of Boy Scouts of America, Director, Fitchburg By Design, Inc., Director, Greater Worcester Community Foundation, Inc., Director, Massachusetts Bankers Association, Member, Board of Trustees of Mechanics Hall of Worcester, Director, North Central Massachusetts Chamber of Commerce, Director, New England College of Finance, on the Executive Committee of Worcester Foundation for Biomedical Research and on the Executive Committee of Worcester Municipal Research Bureau. Mr. Bramley is a member of Robert Morris Associates, a professional association of lending and credit risk professionals.

     John W. Fridlington, 55, was elected Executive Vice President of the Company and Executive Vice President of Commercial Lending of Peoples Heritage Bank in January 1992. Mr. Fridlington was formerly Executive Vice President, Commercial Lending, at Heritage Bank for Savings in Holyoke, Massachusetts from 1988 to 1992. Prior to his tenure at Heritage Bank for Savings, Mr. Fridlington's banking career included over 20 years of service in various capacities at Community Savings Bank, BayBank Valley Trust Co., Mechanics Bank and New England Merchants Bank, all of which are located in Massachusetts. Mr. Fridlington serves as a Director of the Park Danforth Corporation, a private non-profit housing corporation, the Susan Curtis Foundation, the Maine Children's Cancer Program, Coastal Enterprises, Inc. and OpSail Maine 2000. Mr. Fridlington also serves on the campaign cabinet of the United Way of Greater Portland.

     Andrew Greene, 56, was elected Executive Vice President of the Company effective May 1999. Mr. Greene currently oversees the activities of Morse, Payson & Noyes Insurance and Heritage Investment Planning, the Company's insurance brokerage and financial planning subsidiaries. Mr. Greene was a Director of the Company from 1991 to 1999; Chief Executive Officer of Legacy Co. Services, Inc. from 1998 to 1999; President, Chief Executive Officer and Director of Blue Cross/Blue Shield of Maine; President, Chief Executive Officer and Director of Blue Alliance Mutual Insurance Company from 1991 to 1998; Chairman of the Board and Chief Executive Officer of Machigonne Agency, Inc. from 1991 to 1998; Director, National Blue Cross and Blue Shield Association; Member, President's Council of Visitors, University of Southern Maine; Member, Board of Corporators, Maine Medical Center Foundation; Member, Board of Trustees, New Hampshire College; and Member of the Board of Directors of the Gulf of Maine Aquarium Development Corporation.

     Carol L. Mitchell, 44, was elected Executive Vice President of the Company and Peoples Heritage Bank effective January 1997. Ms. Mitchell joined the Company in August 1990 and was elected Senior Vice President, General Counsel and Clerk in 1992. Ms. Mitchell currently oversees the Legal Affairs, Human Resources and Corporate Education and Training Departments of the Company. Prior to joining the Company, Ms. Mitchell's banking career included service in various capacities at Maine Savings Bank and the Bank of Boston. She is an attorney, admitted to practice law in Maine, and is a member of the American Bar Association, the Maine Bar Association and the Cumberland Bar Association. Ms. Mitchell is a Director of the Maine Coalition for Excellence in Education; a Member, Corporate Partners of the University of Southern Maine; and Member, Board of Visitors of the University of Maine School of Law.

     David J. Ott, 48, was elected President and Chief Executive Officer of Peoples Heritage Bank and an Executive Vice President of the Company effective March 8, 1999. Prior to joining the Company, Mr. Ott most recently served as Chairman, President and Chief Executive Officer of Fleet Bank of Maine. Mr. Ott's banking career has spanned 20 years and included service in various positions in the Commercial Lending Area of Fleet Financial Group and Fleet Bank of Maine, including Executive Vice President and Chief Credit Officer of Fleet Bank of Maine. From July 1995 through June 1997, Mr. Ott served as President of Maine Rubber International. Mr. Ott serves on the Boards of Directors of the Finance Authority of Maine, the Susan Curtis Foundation, the Maine Chamber of Commerce, the Portland Museum of Art, the Mitchell Scholarship Fund and the United Way of Greater Portland. He is the 1999 Chairman of the annual fundraising campaign for Maine Medical Center.

     Wendy Suehrstedt, 41, was elected Executive Vice President, Retail Delivery of the Company effective January 1997. Previously, Ms. Suehrstedt served as Senior Vice President of Retail and Small Business Banking at Peoples Heritage Bank from 1994 to 1997 and Senior Vice President of the Company in charge of Commercial Credit Policy and Administration from 1991 to 1994. She joined Peoples Heritage Bank as Vice President of Commercial Loan Review in 1990. Ms. Suehrstedt is Vice Chairman of the Community Investment Division of the United Way of Greater Portland and a member of the Board of Directors of the Childrens' Museum of Maine. Ms. Suehrstedt is a past Chairman of the Maine Group of Robert Morris Associates, a professional association of lending and credit risk professionals.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as to the Common Stock beneficially owned as of the indicated date by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who or which were known to the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each Director of the Company and each executive officer of the Company named in the Summary Compensation Table below who are continuing in office and (iii) all Directors and executive officers of the Company as a group.

                                                              SHARES BENEFICIALLY OWNED
                                                                 AS OF DECEMBER 31,
                                                                       1999(1)
                                                              -------------------------
NAME OF BENEFICIAL OWNER                                        AMOUNT         PERCENT
------------------------                                      ----------       --------
  J.P. Morgan & Co. Incorporated............................  5,817,353(2)       5.7%
     60 Wall Street
     New York, New York 10260
Directors:
  Gary R. Bahre.............................................      1,212           --
  P. Kevin Condron..........................................     54,799(3)        --
  Katherine M. Greenleaf....................................     23,729(4)        --
  Douglas S. Hatfield.......................................     71,771(3)        --
  David D. Hindle...........................................    150,240(8)        --
  Dana S. Levenson..........................................     30,743(4)        --
  Philip A. Mason...........................................     34,009(3)        --
  John M. Naughton..........................................     67,424(6)        --
  Malcolm W. Philbrook, Jr. ................................     91,267(4)(7)     --
  Pamela P. Plumb...........................................     28,112(4)        --
  Seth A. Resnicoff.........................................     45,737(3)        --
  William J. Ryan...........................................    666,003(8)        --
  Curtis M. Scribner........................................     26,989(4)        --
  Paul R. Shea..............................................     23,693(5)        --
  John E. Veasey............................................    322,886(5)        --
Executive officers continuing in office who are not
  Directors and who are named in the Summary Compensation
  Table below:
  Peter J. Verrill..........................................    211,487(8)        --
  R. Scott Bacon............................................     59,225(8)        --
  Christopher W. Bramley....................................    133,253(8)        --
  David J. Ott..............................................     46,259(8)        --
All directors and executive officers of the Company as a      2,498,020(9)       2.4%
  group (23 Persons)........................................

---------------
(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting

                                                   (continued on following page)
    power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the issued and outstanding Common Stock.

(2) Based on a Schedule 13G filed under the Exchange Act, J.P. Morgan & Co. Incorporated, through its bank and investment advisor subsidiaries, has the sole power to vote 4,252,620 shares of Common Stock and the sole power to dispose 5,603,728 shares of Common Stock.

(3) In the case of Directors Condron, Mason, Hatfield and Resnicoff includes options to purchase 4,500 shares of Common Stock granted pursuant to the 1995 Plan and options to purchase 10,672, 26,524, 26,524 and 8,064 shares of Common Stock, respectively, granted by CFX Corporation ("CFX") and converted into options to acquire Common Stock in connection with its merger into the Company.

(4) In the case of Directors Greenleaf, Levenson, Philbrook, Plumb and Scribner includes options to purchase 10,500 shares of Common Stock granted pursuant to the 1995 Plan.

(5) In the case of Directors Shea and Veasey includes options to purchase 6,500 shares of Common Stock, respectively, granted pursuant to the 1995 Plan.

(6) Includes options to purchase 27,000 shares of Common Stock granted by SIS Bancorp and converted into options to acquire Common Stock in connection with the acquisition of SIS Bancorp by the Company and options to purchase 2,000 shares of Common Stock granted pursuant to the 1995 Plan.

(7) Includes 3,340 shares held by one entity for which Mr. Philbrook serves as Director; beneficial ownership of such shares is shared with the other members of the investment committee. Also includes 28,832 shares held in various trusts for which Mr. Philbrook serves as sole trustee or in one case as co-trustee; beneficial ownership of 5,010 of such shares is shared with a co-trustee.

(8) Includes shares over which an officer has voting power pursuant to the Company's Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan and options to purchase shares of Common Stock granted pursuant to the Company's stock option plans which are exercisable within 60 days of December 31, 1999, as follows:

                                                                     PROFIT SHARING    CURRENTLY
                                                  THRIFT INCENTIVE   EMPLOYEE STOCK   EXERCISABLE
                                                        PLAN         OWNERSHIP PLAN     OPTIONS
                                                  ----------------   --------------   -----------
     William J. Ryan............................       52,516            7,298          575,336
     Peter J. Verrill...........................       38,522            7,297          141,286
     R. Scott Bacon.............................        4,977              669           48,650
     Christopher W. Bramley.....................            0              229           79,858
     David D. Hindle............................            0            6,326           56,050
     David J. Ott...............................       16,259                0           25,000

(9) Includes an aggregate of 162,256 shares of Common Stock which are held by the trusts established pursuant to the Company's Thrift Incentive Plan (127,338 shares) and the Company's Profit Sharing Employee Stock Ownership Plan (34,918 shares) on behalf of executive officers of the Company as a group. Also includes 1,438,914 shares which may be acquired by directors and executive officers as a group upon the exercise of outstanding stock options which are exercisable within 60 days of December 31, 1999; shares subject to the foregoing stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by Directors and executive officers of the Company as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company's Directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission and the National Association of Securities Dealers, Inc. ("NASD") by specific dates. Based on representations of its Directors and officers and copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's Directors and officers in 1999.

                     COMPENSATION OF EXECUTIVE OFFICERS AND
                          TRANSACTIONS WITH MANAGEMENT

     The following table discloses compensation received by the Company's chief executive officer and the five other most highly compensated executive officers of the Company for the three years ended December 31, 1999.

SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                          ---------------------------------------
                                          ANNUAL COMPENSATION                       AWARDS              PAYOUTS
                                 --------------------------------------   --------------------------   ----------
                                                         OTHER ANNUAL       RESTRICTED      OPTIONS/      LTIP         ALL OTHER
EXECUTIVE OFFICER         YEAR   SALARY($)   BONUS($)   COMPENSATION($)   STOCK AWARDS($)   SARS(#)    PAYOUTS($)   COMPENSATION($)
-----------------         ----   ---------   --------   ---------------   ---------------   --------   ----------   ---------------
                                   (1)         (2)         (3)                (4)             (5)                      (6)
William J. Ryan.........  1999   $579,397    $401,030       $3,098            $     0       108,000        0            $9,600
Chairman, President and   1998    526,360     231,525        5,053                  0       135,000        0             9,600
  Chief Executive
  Officer                 1997    434,476     327,600        7,974                  0        70,000        0             9,550
Peter J. Verrill........  1999    323,048     224,610        6,469                  0        50,400        0             9,600
Executive Vice
  President,              1998    314,106     130,985        2,784                  0        75,000        0             9,600
  Chief Operating
  Officer                 1997    280,810     224,450        2,850                  0        23,400        0             9,550
  and Chief Financial
  Officer
R. Scott Bacon..........  1999    211,680     143,500          786                  0        27,000        0             9,600
Executive Vice President  1998    209,569     114,981          738                  0        40,500        0             9,600
  of the Company and      1997    182,524     126,175          738                  0        14,200        0             9,550
  President and Chief
  Executive Officer of
  Bank of New
  Hampshire(7)
David D. Hindle.........  1999    254,176      97,812        3,540                  0        32,400        0             9,600
Executive Vice President  1998    261,320     132,507        4,180                  0        40,500        0             9,600
  of the Company(7)       1997    242,013     107,950            0                  0        14,200        0             9,550
Christopher W.
  Bramley...............  1999    245,209     143,500        4,889                  0        32,400        0             9,600
Executive Vice President
  of the Company and
  Chief Executive
  Officer of Family
  Bank(8)
David J. Ott............  1999    190,385     116,594        3,099             93,700        77,000        0                 0
Executive Vice President
  of the Company and
  Chief Executive
  Officer of Peoples
  Heritage Bank(9)

---------------
(1) In addition to the base salaries, amounts disclosed in this column include
    (i) amounts deferred pursuant to the Company's Senior Officer's Deferred Compensation Plan, which generally allows eligible officers to defer up to 35% of their salaries, and (ii) amounts deferred pursuant to the Company's Thrift Incentive Plan, which generally allows employees of the Company and participating subsidiaries to defer up to 15% of their compensation, subject to applicable limitations in Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Executive officers are considered for base salary adjustments each April 1.

(2) Bonuses were earned under the Company's Annual Incentive Compensation Program in the year indicated and paid early in the following year.

(3) Includes the value of a Company-owned automobile for Messrs. Ryan, Verrill, Bacon, Hindle, Bramley and Ott, and club memberships for Messrs. Ryan, Verrill, Bacon and Bramley, which in each case amounts to substantially less than the lesser of either $50,000 or 10% of the total of annual salary and bonus for the respective named executive officers.

(4) Consists of awards granted pursuant to the Company's 1996 Equity Incentive Plan. The December 31, 1999 value of the Restricted Stock grant to Mr. Ott was $75,262. Three thousand (3,000) shares vest on the third anniversary of the grant date, one thousand (1,000) shares vest on the fourth anniversary of the grant date and the final one thousand (1,000) shares vest on the fifth anniversary of the grant date. Any dividends with respect to the restricted shares will be paid directly to Mr. Ott.

(5) Consists of awards granted pursuant to the Company's stock option plans.
                                                   (continued on following page)

(6) Includes matching contributions by the Company pursuant to the Company's Thrift Incentive Plan and, in 1998, contributions to the Company's Profit Sharing Employee Stock Ownership Plan. Contributions to the Profit Sharing Employee Stock Ownership Plan in 1999 have not yet been allocated to individuals by the Plan's recordkeeper. This contribution, when allocated, will approximate 1.5% - 2% of W-2 compensation up to the allowed limit of $160,000.

(7) Messrs. Bacon and Hindle became executive officers of the Company effective January 1, 1997. Upon becoming a director of the Company in 1999, Mr. Hindle resigned as an executive officer of the Company and Family Bank and became an informal consultant of the Company with respect to certain customer service matters. Effective January 1, 2000, the Company and Mr. Hindle formally continued this arrangement pursuant to a one year consulting agreement which provides for $28,200 of total annual compensation to Mr. Hindle.

(8) Mr. Bramley became an executive officer of the Company effective January 1, 1999.

(9) Mr. Ott became an executive officer of the Company effective March 8, 1999.

OPTIONS/SAR GRANTS IN 1999

     The following table provides information relating to option grants pursuant to the Company's stock option plans during 1999 to the named executive officers.

                                                                                     POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                           --------------------------------------------------------  RATES OF STOCK PRICE
                                     PERCENT OF TOTAL                                  APPRECIATION FOR
                           OPTIONS   OPTIONS GRANTED                                    OPTION TERM(4)
                           GRANTED   TO EMPLOYEES IN    EXERCISE      EXPIRATION     ---------------------
EXECUTIVE OFFICER          (#)(1)        1999(2)        PRICE(3)         DATE           5%         10%
-----------------          -------   ----------------   --------   ----------------  --------   ----------
William J. Ryan..........  90,000          8.21%        $17.375    October 26, 2009  $983,434   $2,492,215
                           18,000          1.64%         18.625    March 16, 2009     210,837      534,302

Peter J. Verrill.........  42,000          3.83%         17.375    October 26, 2009   458,936    1,163,034
                            8,400          0.77%         18.625    March 16, 2009      98,391      249,341

David D. Hindle..........  27,000          2.46%         17.375    October 26, 2009   295,030      747,664
                            5,400          0.49%         18.625    March 16, 2009      63,251      160,291

R. Scott Bacon...........  27,000          2.46%         17.375    October 26, 2009   295,030      747,664

Christopher W. Bramley...  27,000          2.46%         17.375    October 26, 2009   295,030      747,664
                            5,400          0.49%         18.625    March 16, 2009      63,251      160,291

David J. Ott.............  27,000          2.46%         17.375    October 26, 2009   295,030      747,664
                           50,000          4.56%          18.75    March 8, 2009      589,589    1,494,133

---------------
(1) Options vest and become exercisable 50% per year commencing on the first anniversary of the date of grant. None of the indicated awards were accompanied by stock appreciation rights.

(2) Percentage of options to purchase an aggregate of 1,023,720 shares of Common Stock granted to all employees during 1999.

(3) The exercise price was based on the market price of the Common Stock on the date of grant.

(4) Assumes future stock prices of $28.30 and $45.06 for options granted on October 26, 1999, $30.54 and $48.63 for options granted on March 8, 1999, and $30.34 and $48.31 for options granted on March 16, 1999 at compounded rates of return of 5% and 10%, respectively. No discount has been applied to determine a net present value of each award; however, a 7.0% discount would yield real values of 51% of the values shown under the 5% and 10% columns, respectively.

AGGREGATED OPTION/SAR EXERCISES IN 1999 AND YEAR-END OPTION/SAR VALUES

     The following table provides information relating to option/SAR exercises in 1999 by the named executive officers and the value of such officers' unexercised options/SARs at December 31, 1999.

                                                                                           VALUE OF UNEXERCISED
                                                                  NUMBER OF                    IN-THE-MONEY
                                                                 OPTIONS/SARS                 OPTIONS/SARS AT
                                                                AT YEAR END(#)                YEAR END($)(1)
                         SHARES ACQUIRED      VALUE      ----------------------------   ---------------------------
EXECUTIVE OFFICER        ON EXERCISE(#)    REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------        ---------------   -----------   -----------    -------------   -----------   -------------
William J. Ryan.........        0              $0          566,336         295,500      $3,416,815      $416,250
Peter J. Verrill........        0              $0          137,086         147,900         418,379       208,125
David D. Hindle.........        0              $0           53,350          52,650         240,928             0
R. Scott Bacon..........        0              $0           48,650          47,250          47,481             0
Christopher W.
  Bramley...............        0              $0           77,158          52,650         126,768             0
David J. Ott............        0              $0                0          77,000               0             0

---------------
(1) Based on a per share market price of $15.0625.

PENSION PLAN

     The following table sets forth the estimated benefits payable under the Company's qualified defined benefit retirement plan for all eligible employees. This benefit and a supplemental benefit (for those executive officers covered under a supplemental retirement plan, as described below) provide a competitive total pension benefit plan. Covered compensation in the following table is limited to the $170,000 ceiling as provided under the Omnibus Budget Reconciliation Act of 1993.

CAREER AVERAGE                            10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS
COMPENSATION                             OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE
--------------                           ----------    ----------    ----------    ----------    ----------
$125,000...............................   $24,594       $36,890       $49,187       $61,484       $ 73,781
 150,000...............................    29,969        44,953        59,937        74,921         89,906
 170,000...............................    34,269        51,403        68,537        85,671        102,806

---------------
(1) Benefit formula is 1.5% of career average earnings plus 0.65% of career average earnings above covered compensation. For 1999, year of retirement covered compensation equals $35,100.

(2) Career average salary limited to $170,000.

(3) Maximum allowable annual benefit for 2000 is $135,000.

     The maximum annual compensation which may be taken into account under qualified plans is indexed for inflation after 1994.

     At December 31, 1999, Messrs. Ryan, Verrill, Bacon, Bramley, Hindle and Ott had ten, 22, three, two, three and one year(s) of credited service under the Company's defined benefit pension plan, respectively.

     The Company and each of Messrs. Ryan, Verrill and Hindle have entered into supplemental retirement agreements which provide for a cumulative retirement benefit (together with qualified plan benefits and other integrated benefits, as set forth below) equal to 65% of each such executive's respective compensation for the highest five consecutive of the last ten years of the executive's employment. Compensation includes annual salary and bonuses, but excludes amounts paid pursuant to any stock option, stock appreciation right or other long-term compensation plans of the Company. The Company does not believe that the covered compensation for this purpose differs substantially (by more than 10%) from that set forth in the Summary Compensation Table set forth above. The benefits under the supplemental retirement agreements for covered executives generally are integrated with, and thus reduced by, (i) 50% of the officer's primary Social Security benefit estimated at the normal retirement age of 65;
(ii) the annual amount of benefits payable to the officer at age 65 on a life annuity basis from the qualified defined benefit retirement plan maintained by the Company;

(iii) the annual amount of benefits payable on the same basis of that portion of the account balances attributable to contributions by the Company to any and all qualified defined contribution retirement plans maintained by the Company; and
(iv) the annual amounts of benefits payable on the same basis attributable to contributions by the Company to any other qualified or non-qualified retirement plans or agreements maintained or entered into by the Company. Each of the supplemental retirement agreements provides for a reduction in the benefit to be provided if the executive does not complete 25 years of service with the Company or any of its subsidiaries.

     At December 31, 1999, the expected annual benefits under the supplemental retirement agreements with Messrs. Ryan, Verrill and Hindle were $263,576, $95,380 and $64,756, respectively, assuming level future salaries and an 8% return on defined contribution investment accounts. These figures are based on nine, 14 and five years until retirement for Messrs. Ryan, Verrill and Hindle, respectively.

     The Company also has entered into supplemental retirement agreements with Mr. Bacon, Mr. Ott and certain other executive officers of the Company. The agreements provide that each executive shall receive a supplemental pension benefit upon retirement equal to the amount necessary to provide the executive with the normal benefits payable under the Company's defined benefit pension plan without regard to the $170,000 plan compensation limitation under Section 401 of the Code or the limitations contained in Section 415 of the Code. At December 31, 1999, the expected annual benefit under the agreements with Messrs. Bacon and Ott were $81,178 and $76,131, respectively, assuming level future salaries and an 8% return on defined contribution investment accounts. This figure is based upon 19 years and 17 years until retirement for Messrs. Bacon and Ott, respectively.

     In connection with the acquisition of CFX, the Company assumed the supplemental retirement agreement in effect between CFX and Mr. Bramley. The agreement provides for a lump sum payment at retirement which is the accumulated value of a rabbi trust to which the Company makes an annual $30,000 contribution.

REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the Board of Directors of the Company makes this report on executive compensation for the year ended December 31, 1999.

     During 1999, the members of the Human Resources Committee were Dana S. Levenson (Chairman), Everett W. Gray, Andrew W. Greene, Douglas S. Hatfield, Pamela P. Plumb, Paul R. Shea, John M. Naughton and Malcolm W. Philbrook. In April 1999, Directors Gray and Greene left the Board. Directors Naughton and Philbrook became members of the Committee in July 1999.

     One of the responsibilities of the Human Resources Committee is to determine the compensation of the executive officers of the Company. The components of compensation include salary, bonuses under an annual incentive program, stock options under the Company's stock option plans and contributions by the Company under its defined benefit Pension Plan, Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan. The bases for determining contributions to the Company's Pension Plan, Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan are the same for all participants in those plans, including executive officers.

     It is the philosophy of the Human Resources Committee to align executive compensation with the interests of the Company's stockholders and to determine the components of executive compensation to accomplish the following objectives:

          A. To reward executives for enhancement of shareholder value as reflected in the Company's annual earnings performance and the market price of the Common Stock;

          B. To balance rewards for accomplishments of short and long-term performance goals;

          C. To sponsor a pay-for-performance structure which awards executives with above-market levels of compensation when the Company outperforms its forecasted earnings per share targets and below-market compensation when financial performance trails its earnings per share targets.

          D. To have greater portions of total compensation at risk for performance as the management level increases;

          E. To encourage ownership of Common Stock through annual grants of stock options, not only to highly compensated executives of the Company, but also to management personnel throughout the Company; and

          F. To attract and retain highly-qualified executives critical to the Company's long-term success.

     The Company's compensation strategy is to provide its executives, including the President and Chief Executive Officer, with conservatively competitive base salaries along with performance-based annual and long-term incentives which provide an appropriate balance and focus between near-term and long-term objectives of the Company. The compensation model for executives of the Company targets total compensation to be competitive (at least the 50th percentile) when measured against a range of selected comparable companies, including bank holding companies and banks in the Company's size range. Comparability is established based on several criteria, including size and scope of business. This comparative analysis was carried out in 1999 with the assistance of Towers Perrin, a nationally-recognized independent consulting firm. The Committee also retained Frederic W. Cook & Co., Inc. ("Cook"), a nationally-recognized executive compensation consulting firm, as independent consultant to the Committee to review survey data and recommendations with respect to the salary of the President and Chief Executive Officer. The comparison group is broader than the regional bank holding company and bank group utilized in the performance graph below, and contains some but not all of the bank holding companies and banks in that group. The Committee believes that the broader group provides a sounder and more appropriate basis for comparison in setting compensation levels because of similarities in size and scope of business with the Company. The Committee also seeks to ensure that compensation reflects annual evaluations of corporate and individual performance. Except as otherwise described below, the Committee adjusted salaries in 1999 based on this methodology and with the assistance of Towers Perrin.

     Mr. Ryan's salary was increased from $525,000 to $595,000 during 1999, which was at the mid-range of the selected comparison group. Mr. Ryan's salary, after adjustment in 1998, was at the mid-point for that year, consistent with the policy described above. The mid-point for comparable companies increased in 1999, and due to the continued excellent results achieved by the Company in 1998, the Committee determined that an increase in salary to the new market median was appropriate.

     The annual bonus plan provided for payouts at specific targets of 50%, 45% and 40% of base salary range mid-point for the President and Chief Executive Officer, the Chief Operating Officer and certain Executive Vice President levels, respectively, upon achieving earnings per share results, with a maximum payout of 80%, 75% and 70%, respectively. As a result of the Company's earnings for 1999, bonuses for Messrs. Ryan, Verrill, Hindle, Bramley, Bacon and Ott were $401,030, $224,640, $97,812, $143,500, $143,500 and $116,594, respectively.

     The Committee awards stock options annually at market exercise prices. In 1994, Cook evaluated long-term compensation and determined that it was appropriate for the Committee to establish share guidelines for the annual grant of stock options to ensure comparability with the grants of stock options to executives at comparable companies. In accordance with recommendations made by Towers Perrin, the Committee updated share guidelines for the grant of stock options in 1998, which were intended to be competitive with grants of stock options to executives of comparable companies. The Committee also retained Cook as an independent consultant to the Committee to review share guidelines with respect to option grants to the President and Chief Executive Officer. As a result of this market based model, on October 26, 1999, options to purchase 90,000 shares, 42,000 shares, 27,000 shares, 27,000 shares, 27,000 shares and
27,000 shares were granted to Messrs. Ryan, Verrill, Hindle, Bramley, Bacon and Ott, respectively.

     In recognition of the significant effort required in closing and integrating the acquisition of SIS Bancorp, Inc., the Committee granted stock options to certain members of management. Options to purchase 18,000 shares, 8,400 shares, 5,400 shares, and 5,400 shares were granted to Messrs. Ryan, Verrill, Hindle and Bramley, respectively.

     In 1997, the Company established guidelines for executive management investment in Common Stock. An executive will be expected to hold shares having a value determined as a multiple of base salary. Both direct and indirect ownership (i.e. through certain family trusts), and ownership through employee benefit plans will be taken into account. For Messrs. Ryan and Verrill, the level of investment in Common Stock is four and three times base salary, respectively, and for the other named executives the level is two times base salary. Executive officers have five years to achieve the desired level of investment.

     In 1998, recommended guidelines also were developed for Director investment in Common Stock. A Director will be expected to hold shares having a value equal to five times the annual retainer. Both direct and indirect ownership (i.e. through certain family trusts) will be taken into account. Directors will have five years to achieve the desired level of investment.

     The Committee has considered changes in the Code pursuant to which publicly-held companies will be subject to a maximum income tax deduction of $1 million with respect to annual compensation paid to any one of the Chief Executive Officer or the other officers appearing in the Summary Compensation Table above (with certain exceptions for performance-based compensation). Compensation resulting from the exercise of stock options is not taken into consideration in applying this limit if certain requirements are met; the stock options granted pursuant to the Company's 1996 Equity Plan have been structured with the intent of meeting such requirements. In 1999, the Committee voted to amend the Deferred Compensation Plan to provide for the automatic deferral of an executive's bonus to the extent the executive's annual earnings subject to the limit would otherwise exceed $1 million. Amounts thus deferred will be paid after the executive has terminated employment. The $1 million limit does not apply to payments made following termination of employment.

                                          Respectfully submitted,

                                          Dana S. Levenson, Chairman
                                          Douglas S. Hatfield
                                          John M. Naughton
                                          Pamela P. Plumb
                                          Malcolm W. Philbrook
                                          Paul R. Shea

PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total return on the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Standard & Poor's 500 Stock Index and
(ii) the yearly cumulative total return on the stocks included in the Keefe Bruyette & Woods, Inc. ("KBW") New England Bank Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.
[STOCK PERFORMANCE CHART]

                                                                             KBW NEW ENGLAND BANK      PEOPLES HERITAGE FINANCIAL
                                                     S&P 500 INDEX                   INDEX                    GROUP (PHBK)
                                                     -------------           --------------------      --------------------------
12/31/94                                                100.00                      100.00                       100.00
3/31/95                                                 109.71                      112.27                       106.13
6/30/95                                                 120.15                      127.55                       127.18
9/30/95                                                 129.66                      145.95                       155.84
12/31/95                                                137.45                      156.08                       195.55
3/31/96                                                 144.82                      156.40                       188.33
6/30/96                                                 151.30                      165.88                       177.89
9/30/96                                                 155.94                      186.41                       205.57
12/31/96                                                168.92                      215.58                       247.74
3/31/97                                                 173.48                      223.86                       273.66
6/30/97                                                 203.70                      268.99                       338.68
9/30/97                                                 218.94                      317.44                       380.06
12/31/97                                                225.21                      370.62                       415.06
3/31/98                                                 256.55                      393.17                       437.35
6/30/98                                                 265.00                      383.42                       430.28
9/30/98                                                 238.69                      300.56                       328.70
12/31/98                                                289.43                      342.49                       368.51
3/31/99                                                 303.84                      313.67                       333.78
6/30/99                                                 325.22                      353.23                       350.97
9/30/99                                                 304.95                      319.14                       312.40
12/31/99                                                350.26                      303.96                       285.30

INDEBTEDNESS OF MANAGEMENT

     Directors, officers and employees of the Company and its subsidiaries are permitted to borrow from the Company's banking subsidiaries in accordance with the requirements of federal and state law. All loans made by the Company's banking subsidiaries to Directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management of the Company that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. As of December 31, 1999, the Company's banking subsidiaries had $22.1 million of loans outstanding to Directors and executive officers of the Company and its subsidiaries and their related interests.

CERTAIN TRANSACTIONS

     The law firm of Crocker, Philbrook & Crouch, P.A., of which Malcolm W. Philbrook, Jr. is a partner, provides legal services to Peoples Heritage Bank from time to time in the ordinary course of business. The law firm of Mason & Martin, L.L.P., of which Philip A. Mason is a partner, provides legal services to Family Bank from time to time in the ordinary course of business. Strategic HealthCare, a physician practice of which Seth A. Resnicoff is Chairman of the Board, purchases its malpractice insurance through the Company's insurance brokerage agency subsidiary.

     The Company believes that the foregoing transactions are fair to and in the best interests of the Company and its stockholders.

               PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                 (PROPOSAL TWO)

     At the Annual Meeting, stockholders will be asked to consider and approve a proposal to amend the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock from 200,000,000 to 400,000,000. Such amendment was unanimously approved by the Board of Directors of the Company on February 22, 2000 primarily as a result of the fact that following the completion of the Company's acquisition of Banknorth Group, Inc. ("Banknorth") the Company will have issued and outstanding approximately 148,200,000 shares with 51,800,000 remaining for issuance, of which approximately 4,700,000 are reserved for issuance for various purposes.

DISCUSSION OF THE PROPOSED AMENDMENT

     The Company's Articles of Incorporation currently authorize 205,000,000 shares of capital stock, consisting of 200,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). The proposed amendment to the Articles of Incorporation would increase the number of shares of authorized capital stock by 200,000,000, from 205,000,000 to 405,000,000 shares. If the amendment is authorized, the first two sentences of Article 4 of the Company's Articles of Incorporation would be amended to read as follows:

     "The total number of shares of capital stock which the Corporation has authority to issue is 405,000,000, of which 5,000,000 shall be serial preferred stock, $.01 par value per share (hereinafter "Preferred Stock"), and 400,000,000 shall be common stock, par value $.01 per share (hereinafter "Common Stock"). The aggregate par value of all authorized shares of capital stock having a par value is $4,050,000."

     As of December 31, 1999, there were 102,181,789 shares of Common Stock outstanding. At such date, the Company also had reserved an aggregate of approximately 46,000,000 shares of Common Stock for issuance to holders of outstanding shares of common stock of Banknorth and outstanding options and other rights to purchase such shares pursuant to an Agreement and Plan of Merger, dated as of June 1, 1999, between Banknorth and the Company, as amended, (the "Agreement"), which provides, among other things, for the merger of Banknorth with and into the Company (the "Merger"). In addition to the shares of Common Stock which have been reserved for issuance pursuant to the Agreement, as of December 31, 1999, an aggregate of 3,789,444 shares of Common Stock were reserved for issuance pursuant to the Company's 1986 Stock Option and Stock Appreciation Rights Plan (the "1986 Option Plan"), Employee Stock Purchase Plan, the 1995 Plan and the 1996 Equity Plan, and an additional 847,694 shares of Common Stock were reserved for issuance pursuant to options issued in connection with prior acquisitions. Also, the Board of Directors has proposed to reserve up to an additional 530,000 shares of Common Stock for issuance pursuant to the 1995 Plan.

     Assuming that (i) the Merger had been consummated as of December 31, 1999 and (ii) the maximum number of shares of Common Stock reserved for issuance in connection therewith was issued by the Company, the Company would have 148,181,789 shares outstanding on a pro forma basis at December 31, 1999 (the "Pro Forma Shares"). The proposed 200,000,000 increase in the number of authorized shares of Common Stock amounts to 1.35 times the Pro Forma Shares, which does not reflect shares reserved for issuance and proposed to be reserved for issuance pursuant to the Company's stock compensation plans and prior acquisitions, as discussed above.

     The Board of Directors has determined that the number of shares of authorized Common Stock should be increased to provide the Company with the flexibility to conduct the Company's future operations, including the issuance, distribution, exchange or reservation of shares of Common Stock for stock dividends, acquisitions, financing and employee stock compensation plans. The Board of Directors currently has no specific plans to issue additional Common Stock, except pursuant to the Company's director and employee stock compensation plans and in connection with the acquisition of Banknorth pursuant to the Agreement.

     Under certain circumstances, authorized but unissued shares of Common Stock and Preferred Stock can provide the Board of Directors with a means of discouraging an unsolicited change in control of the Company. Although the proposed amendment may allow the Board of Directors to issue additional shares of Common Stock in the event of an unsolicited attempt to acquire control of the Company as a means of discouraging a hostile acquirer, the Board of Directors has no present intention of using the existing or proposed authorized but unissued Common Stock or the existing authorized but unissued Preferred Stock for such purpose, except to the extent that such an issuance could occur pursuant to the Company's existing Stockholder Rights Plan. The Board of Directors is not presently aware of any plans to acquire control of the Company.

     Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Stockholders who desire to maintain their interest may be able to do so through normal market purchases, however.

     If stockholders of the Company approve the proposed amendment to the Articles of Incorporation, the Company will file articles of amendment to the Articles of Incorporation of the Company with the Secretary of State of the State of Maine reflecting the increase in authorized capitalization.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF ADOPTION OF THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                   PROPOSAL TO AMEND THE AMENDED AND RESTATED
               1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                                (PROPOSAL THREE)

     Since 1995, the Company has emphasized the grant of stock options at market rate exercise prices as a means of attracting and retaining the services of experienced and knowledgeable non-employee Directors for the Company and for subsidiaries of the Company. It is intended that options granted under the 1995 Plan will provide an incentive for non-employee Directors and participating subsidiary directors to increase their proprietary interests in the Company's long-term success and progress. The number of shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Plan is 530,000 (as adjusted for a two-for-one split of the Common Stock in 1998). The shares of Common Stock issued on exercise of options granted under the 1995 Plan may be authorized but unissued shares and/or shares acquired by the Company in public or private transactions. If any option granted under the 1995 Plan expires or terminates without being exercised in full, the shares subject to the unexercised portion shall be available for reissuance under the 1995 Plan.

     As of December 31, 1999, there were 173,000 shares of Common Stock available for grant pursuant to the 1995 Plan. The Company believes that stock options and other stock compensation have enhanced the Company's ability to meet its long-term goals and intends to continue to utilize this means of attracting and retaining qualified Directors for the Company and for its subsidiaries. The number of shares remaining for grant under the 1995 Plan, however, is insufficient to permit awards which the Company would expect to make in future years pursuant to its practices. Accordingly, on February 22, 2000, the Board of Directors unanimously adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Amended and Restated 1995 Stock Option Plan for Non-employee Directors which increases the number of shares of Common Stock which may be issued pursuant to the 1995 Plan from 530,000 to 1,060,000.

     Set forth below is a description of the principal terms of the 1995 Plan. The description is only a summary and is qualified by reference to the text of the 1995 Plan, a copy of which has been filed as an exhibit to the Company's reports under the Exchange Act with the Securities and Exchange Commission and is available upon written request from the Secretary of the Company.

PURPOSES AND ELIGIBILITY

     The purposes of the 1995 Plan are to attract and retain the services of experienced and knowledgeable non-employee Directors of the Company and each subsidiary of the Company as may be designated by the Board of Directors of the Company or a duly authorized committee thereof to participate in the 1995 Plan (each a "Subsidiary" and collectively, the "Subsidiaries"). It is intended that options granted under the 1995 Plan will provide an incentive for non-employee Directors of the Company and participating Subsidiaries to increase their proprietary interests in the Company's long-term success and progress.

ADMINISTRATOR

     The 1995 Plan is administered by the Board of Directors of the Company or a duly authorized committee thereof consisting solely of two or more Non-employee Directors, as defined in Rule 16b-3 under the Exchange Act (the "Plan Administrator"). The Plan Administrator has the power to make determinations regarding awards to non-employee Directors of the Company and participating Subsidiaries under the 1995 Plan, to determine participating Subsidiaries under the 1995 Plan, to construe the provisions of the 1995 Plan, to determine all questions arising under the 1995 Plan and to adopt and amend such rules and regulations for the administration of the 1995 Plan as it may deem desirable.

SHARES RESERVED

     The number of shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Plan is currently 530,000, and will be increased to 1,060,000 if the amendment to the 1995 Plan is approved by stockholders at the Annual Meeting. The shares of Common Stock issued on exercise of options granted under the 1995 Plan may be authorized but unissued shares and/or shares acquired by the Company in public or private transactions. If any option granted under the 1995 Plan expires or terminates without being exercised in full, the shares subject to the unexercised portion shall be available for reissuance under the 1995 Plan.

GRANTS, VESTING AND EXERCISE PRICE OF OPTIONS

     Each Director of the Company and each Director of a participating Subsidiary who in each case is not an employee of the Company or a parent or Subsidiary of the Company shall be eligible to receive an option to purchase shares of Common Stock under the 1995 Plan. Options may be granted to such persons under the 1995 Plan at such times and in such amounts as may be determined by the Plan Administrator. The Plan Administrator shall promptly notify each Director of each option granted to that Director under the 1995 Plan and each such option shall be evidenced by an option agreement duly executed on behalf of the Company and by the optionee.

     The exercise price per share for shares of Common Stock which may be acquired upon exercise of an option granted under the 1995 Plan shall be the fair market value per share of the Common Stock on the day the option is granted. For purposes of the 1995 Plan, under current circumstances "fair market value" shall be the per share closing price of the Common Stock on the date in question on the Nasdaq Stock Market's National Market.

     Each option granted under the 1995 Plan shall have a term of ten years from the date of grant, provided that in the event that an optionee ceases to be a Director of the Company or a participating Subsidiary for any reason, the unexercised portion of any option granted under the 1995 Plan held by such optionee shall expire as of the earlier of the termination date of the option or the first anniversary of the day the optionee ceases to be a Director of the Company or a participating Subsidiary. Subject to the foregoing, an option granted under the 1995 Plan shall be exercisable in whole or in part on any business day or days during its term. An option may be exercised by giving written notice to the Company stating the number of shares of Common Stock with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be made in whole or in part (i) in cash or by check or (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker directing the broker to sell the shares of Common

Stock subject to the option and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price.

TRANSFERABILITY

     Except as may be approved by the Plan Administrator, an option granted under the 1995 Plan may not be sold, transferred, assigned, pledged, hypothecated, attached, executed upon or otherwise disposed of in whole or in part in any way other than by will or the laws of descent and distribution. A beneficiary may be designated with respect to an option in the event of the death of the optionee.

LIMITATION AS TO DIRECTORSHIP

     Neither the 1995 Plan nor the grant of an option thereunder, nor any other action taken pursuant to the 1995 Plan, shall constitute or be evidence of any agreement or understanding that an optionee has the right to continue as a Director of the Company or a participating Subsidiary for any period of time.

CAPITAL ADJUSTMENTS

     In the event that the Plan Administrator determines that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is determined by the Plan Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1995 Plan, then the Plan Administrator shall, in such manner as it may deem equitable, adjust any or all of the aggregate number and class of shares for which options may be granted under the 1995 Plan, the number and class of shares covered by each outstanding option under the 1995 Plan and the exercise price per share of each such outstanding option. In the event of any adjustment in the number of shares of Common Stock covered by an option granted under the 1995 Plan, any fractional shares shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

EFFECTIVE DATE; TERMINATION AND AMENDMENT

     The 1995 Plan initially became effective upon adoption by the Board of Directors and stockholders of the Company in 1995. In 1997, the 1995 Plan was amended and restated to increase the total number of shares of Common Stock reserved for issuance thereunder to 265,000 (530,000 as adjusted for a two-for-one split of the Common Stock in 1998) and to conform the 1995 Plan to amendments adopted to the rules under Section 16 of the Exchange Act. The amendment to the 1995 Plan increasing the total number of shares of Common Stock which may be issued upon exercise of options granted thereunder to 1,060,000 became effective upon adoption by the Board of Directors of the Company on February 22, 2000, subject to approval of the stockholders of the Company at the Annual Meeting. In the event of such approval, the 1995 Plan shall continue in effect until it is terminated in accordance with its terms.

     Subject to any approval of the Company's stockholders required under applicable law, the Board of Directors of the Company may amend, terminate or suspend the 1995 Plan at any time, provided that no such action shall adversely affect any then-outstanding options granted thereunder.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is only a summary of the principal federal income tax consequences of options granted under the 1995 Plan, and is based on existing federal law (including administrative regulations and rulings), which is subject to change, in some cases retroactively. This discussion also is qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences herein discussed.

     No income generally will be recognized by an optionee at the time of the grant of an option under the 1995 Plan. Under present law, the optionee generally will recognize ordinary income at the time the option is exercised equal to the aggregate fair market value of the shares of Common Stock acquired less the option exercise price.

     Shares acquired upon exercise of an option granted under the 1995 Plan will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the shares are held by the optionee for more than one year prior to the disposition, such gain or loss will be long-term capital gain or loss.

     The Company generally will be entitled to a deduction equal to the ordinary income (i.e., compensation) portion of the gain recognized by the optionee in connection with the exercise of an option granted under the 1995 Plan, provided that the Company complies with any withholding requirements of federal and state law.

GRANT OF OPTIONS

     The Company currently anticipates that grants under the 1995 Plan will be the same as those granted in 1999. The Company has made no other determinations as of the date hereof as to the level of future option grants under the 1995 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS TO AUTHORIZE THE ISSUANCE OF UP TO AN ADDITIONAL 530,000 SHARES OF COMMON STOCK THEREUNDER.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL FOUR)

     The Board of Directors of the Company has appointed KPMG, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2000, and has further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     Representatives from KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT AUDITORS FOR 2000.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders, which is scheduled to be held in April 2001, must be received at the principal executive offices of the Company, One Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, no later than November 22, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any stockholder proposals be sent certified mail, return-receipt requested.

     Stockholder proposals which are not presented to the Company for inclusion in its proxy solicitation materials in compliance with Rule 14a-8 under the Exchange Act must comply with the Company's Bylaws with respect to any proposal to be presented at the Company's next annual meeting of stockholders. To be properly brought before an annual meeting of stockholders pursuant to the Company's Bylaws, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. Stockholder proposals for the annual meeting of stockholders of the Company in 2001 which are not intended to be included in the Company's proxy materials for such meeting must be received at the executive offices of the Company by January 24, 2001. A stockholder's notice should be sent to Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, Peoples Heritage Financial Group, Inc., One Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, and must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address as they appear on the books of the Company of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999 accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE COMMISSION UNDER THE EXCHANGE ACT. UPON WRITTEN REQUEST AND A PAYMENT OF A COPYING CHARGE OF TEN CENTS PER PAGE, THE COMPANY ALSO WILL FURNISH TO ANY STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CAROL L. MITCHELL, ESQ., EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL, SECRETARY AND CLERK, PEOPLES HERITAGE FINANCIAL GROUP, INC., ONE PORTLAND SQUARE, P.O. BOX 9540, PORTLAND, MAINE 04112-9540. SUCH REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $5,000 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1993, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Human Resources Committee and Performance Graph contained herein shall not be incorporated by reference into any such filings.

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 REVOCABLE PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company"), hereby appoints each of O. William Robertson and Roger Percival as Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 25, 2000, at 10:30 a.m., Eastern Time, or any adjournment thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

         IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                            I plan to attend the
                                                            meeting [ ]


1.       Election of Directors:

         Nominees for Three-Year Term Expiring in 2003:

         Gary G. Bahre
         David D. Hindle
         Malcolm W. Philbrook, Jr.
         Paul R. Shea
         John E. Veasey

      FOR all listed nominees (except as                     WITHHOLD
         marked to the contrary herein)                      AUTHORITY
                                                           to vote for
                                                       all listed nominees
                  [ ]                                            [ ]



INSTRUCTIONS:     To withhold authority to vote for any individual nominee,
                  write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 200,000,000 to 400,000,000.


                  FOR              AGAINST                    ABSTAIN
                   [ ]               [ ]                         [ ]




3. To amend the Amended and Restated 1995 Stock Option Plan for Non-employee Directors to authorize the issuance of up to an additional 530,000 shares of Common Stock thereunder.


                   FOR              AGAINST                    ABSTAIN
                   [ ]               [ ]                         [ ]

4. Ratification of the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2000.

                   FOR              AGAINST                    ABSTAIN
                   [ ]               [ ]                         [ ]


5. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                                  Dated:                        , 2000
                                             ------------------
                                  Signature
                                             --------------------------
                                  Signature
                                             --------------------------
                                                  (print name)

IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                                 March 22, 2000


To: Participants in the Thrift Incentive Plan of Peoples Heritage Financial Group, Inc. and/or the Profit Sharing Employee Stock Ownership Plan of Peoples Heritage Financial Group, Inc.


         As described in the enclosed materials, your proxy as a stockholder of Peoples Heritage Financial Group, Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's Annual Meeting of Stockholders. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Common Stock of the Company allocated to your accounts under the Company's Thrift Incentive Plan (the "TIP") and/or the Company's Profit Sharing Employee Stock Ownership Plan (the "ESOP," and together with the TIP, the "Plans") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot for each Plan in which you are a participant, which will permit you to vote the shares allocated to your account under each such Plan, and a stamped, pre-addressed return envelope. After you have reviewed the Proxy Statement, I urge you to vote your shares in the Plans by marking, dating, signing and returning the enclosed voting instruction ballots in the envelope provided to American Stock Transfer & Trust Company, the Company's transfer agent. Your voting instructions will remain completely confidential. Only the Company's transfer agent will have access to your ballots in order to certify the totals for the Plans to Peoples Heritage Bank, which acts as Trustee for the Plans, for the purpose of having those shares voted. No person associated with the Company or Peoples Heritage Bank will see the individual voting instructions.

         I urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the shares allocated to your accounts in the Plans will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

                             Sincerely yours,


                             /s/William J. Ryan
                             William J. Ryan
                             Chairman, President and
                             Chief Executive Officer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2000

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company") pursuant to the Company's Profit Sharing Employee Stock Ownership Plan (the "ESOP"), hereby instructs Peoples Heritage Bank, as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the ESOP at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 25 2000, at 10:30 a.m., Eastern Time, or any adjournment thereof.


         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION IN ACCORDANCE WITH THE EXERCISE OF ITS FIDUCIARY DUTIES.

         IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                           ---------------------
                                                           I plan to attend  the
                                                           meeting
                                                                    [ ]
                                                           ---------------------

1.   Election of Directors:

     Nominees for Three-Year Term Expiring in 2003:

     Gary G. Bahre
     David D. Hindle
     Malcolm W. Philbrook, Jr.
     Paul R. Shea
     John E. Veasey

          FOR all listed nominees (except as            WITHHOLD
            marked to the contrary herein)             AUTHORITY
                                                      to vote for
                                                   all listed nominees
                        [ ]                                [ ]

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 200,000,000 to 400,000,000.

               FOR                 AGAINST              ABSTAIN
               [ ]                   [ ]                  [ ]

3. To amend the Amended and Restated 1995 Stock Option Plan for Non-employee Directors to authorize the issuance of up to an additional 530,000 shares of Common Stock thereunder.

               FOR                 AGAINST              ABSTAIN
               [ ]                   [ ]                  [ ]

4. Ratification of the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2000.

               FOR                 AGAINST              ABSTAIN
               [ ]                   [ ]                  [ ]

5. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                              Dated:                           , 2000
                                     -------------------------

                              Signature
                                        ---------------------------------

                              Signature
                                        ---------------------------------
                                                            (print name)

                              IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                              NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2000

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company") pursuant to the Company's Thrift Incentive Plan (the "TIP"), hereby instructs Peoples Heritage Bank, as Trustee for the TIP, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the TIP at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 25 2000, at 10:30 a.m., Eastern Time, or any adjournment thereof.


     SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE TIP WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION IN ACCORDANCE WITH THE EXERCISE OF ITS FIDUCIARY DUTIES.

IMPORTANT:  PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                          ----------------------
                                                          I plan to attend  the
                                                          meeting
                                                                   [ ]
                                                          ----------------------

1.   Election of Directors:

     Nominees for Three-Year Term Expiring in 2003:

     Gary G. Bahre
     David D. Hindle
     Malcolm W. Philbrook, Jr.
     Paul R. Shea
     John E. Veasey

         FOR all listed nominees (except as              WITHHOLD
           marked to the contrary herein)               AUTHORITY
                                                       to vote for
                                                   all listed nominees
                        [ ]                                [ ]

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 200,000,000 to 400,000,000.

             FOR                 AGAINST              ABSTAIN
             [ ]                   [ ]                  [ ]

3. To amend the Amended and Restated 1995 Stock Option Plan for Non-employee Directors to authorize the issuance of up to an additional 530,000 shares of Common Stock thereunder.

             FOR                 AGAINST              ABSTAIN
             [ ]                   [ ]                  [ ]

4. Ratification of the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2000.

             FOR                 AGAINST              ABSTAIN
             [ ]                   [ ]                  [ ]

5. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                              Dated:                          , 2000
                                     ------------------------

                              Signature
                                        ----------------------------------

                              Signature
                                        ----------------------------------
                                                            (print name)

                              IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                              NOTE: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.